Exhibit 10.1

FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT (this “Agreement”) is made and entered into as of May 17, 2024 (the “Forbearance Date”) by and between RYVYL Inc., a Nevada corporation (f/k/a GreenBox POS), a Nevada corporation with offices located at 3131 Camino Del Rio North, Suite 1400, San Diego, California 92108 (the “Company”) and the Holder signatory hereto (the “Holder”).

RECITALS

A.         The Company and the Holder are parties to the Securities Purchase Agreement, dated as of November 2, 2021 (as may be amended, modified, restated or supplemented from time to time, the “Securities Purchase Agreement”), pursuant to which the Holder purchased from the Company an 8% Senior Convertible Note Due 2023 (as may be amended, modified, restated or supplemented from time to time, the “Existing Note”), with such outstanding principal and interest as of the date hereof as set forth on the signature page of the Holder attached hereto and which Existing Note was issued on November 8, 2021, and which was initially due and payable on November 5, 2023 (the “Maturity Date”). Capitalized terms not defined herein shall have the meaning as set forth in the Securities Purchase Agreement.

B.         On August 16, 2022, the Company and the Holder entered into that certain Restructuring Agreement (the “Restructuring Agreement”), pursuant to which, among other things, the Company agreed to reduce the Conversion Price (as defined in the Existing Note) for the Eligible Special Conversion Amount (as defined in the Restructuring Agreement) of the Existing Note as provided in Section 4 of the Restructuring Agreement, and to provide for the forbearance of the Maturity Date from November 5, 2023 to November 5, 2024.

C.         On July 25, 2023, the Company and the Holder entered into that certain Exchange Agreement (as amended, the “First Exchange Agreement”), pursuant to which, among other things, the Holder exchanged an aggregate of $6,000,000 of principal and accrued interest of the Existing Note into 6,000 shares of Series A Convertible Preferred Stock, $0.01 par value (the “Series A Preferred Stock).

D.         On November 27, 2023, the Company and the Holder entered into a second Exchange Agreement (the “Second Exchange Agreement” and collectively with the Securities Purchase Agreement, the Existing Note, the Restructuring Agreement, the First Exchange Agreement and the Second Exchange Agreement, the “Transaction Documents”)), pursuant to which, among other things, the Holder (i) exchanged its shares of Series A Convertible Preferred Stock for shares of Series B Convertible Preferred Stock, $0.01 par value, and (ii) to provide for the further forbearance of the Maturity Date from November 5, 2024 to April 5, 2025.

E.         The Company and the Holder have agreed to the further forbearance of the Maturity Date from April 5, 2025 to April 5, 2026, upon the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, for and in consideration of the foregoing, the representations, warranties, and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, Agent, Borrower hereby agrees as follows:

1.    Consideration.

(a)    In consideration for the Holder’s providing the Forbearance (as such term is defined hereafter), concurrent with its execution of this Agreement, the Company will deliver to the Holder a cash payment in the amount of $80,000 as an advance payment of a portion of the next interest payment, in the estimated amount of $380,000, due and payable under the Existing Note on October 1, 2024.

(b)    The Company acknowledges that Holder is under no obligation to execute this Agreement, that this Agreement is of material benefit to the Company, and that Holder will rely upon the acknowledgements, admissions, confirmations, stipulations, representations, warranties, and covenants of the Company in executing this Agreement. In furtherance of the foregoing, the Holder hereby acknowledges and agrees that the consideration received by the Holder for the execution and delivery of this Agreement is actual and adequate.

2.    Acknowledgments, Admissions, Confirmations, and Stipulations. With the knowledge and understanding that Holder would not execute this Agreement but for the following and will rely upon the following in agreeing notwithstanding the fact that the Maturity Date of the Existing Note is November 5, 2023, the Holder hereby agrees to forbear from requiring the repayment of the Existing Note (to the extent such repayment obligation arises solely as a result of the occurrence of the Maturity Date and not with respect to any Event of Default or redemption right in the Existing Note or pursuant to the Indenture) during the period commencing on April 5, 2025 through, and including, April 5, 2026 (the “Forbearance”). For the avoidance of doubt, the Company and the Holder hereby acknowledge and agree that the Forbearance shall not limit any other redemption rights of the Holder set forth in the Existing Note or the Indenture, including, but not limited to the extent arising upon the occurrence of any Event of Default.

3.    Conditions Precedent. This Agreement shall only become effective after execution and delivery by the Company, and upon execution and delivery by the Holder.

4.    Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder that:

(a)    The Company has full power, authority, and legal capacity to execute this Agreement and to perform its obligations hereunder. The execution, delivery, and performance by the Company of this Agreement have been duly and validly authorized by all necessary action. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms;

(b)    The execution, delivery, and performance by the Holder of this Agreement do not (i) conflict with or violate the organizational documents of the Company; (ii) conflict with or violate any law or legal requirement applicable to the Company or by which any of its property is bound or affected; or (iii) conflict with, result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, violate, require any consent of any Person pursuant to, or give to others any rights of termination, acceleration, or cancellation of, or change any rights under any contract to which the Company is a party or by which any of its assets are bound (other than the Transaction Documents); and

(c)    The Company is not required to file, seek, or obtain any notice, authorization, approval, order, permit, or consent of or with, or make any filing with, any governmental authority in connection with the execution, delivery, and performance by the Company of this Agreement or in order to prevent the termination of any right, privilege, license, or qualification of the Company.

5.    Forbearance.

(a)    Subject to and upon all the terms and conditions set forth in this Agreement, the Holder agrees that, during the Forbearance Period (as hereinafter defined), the Holder shall comply with its agreement of Forbearance.

(b)    The Company hereby acknowledges and agrees that, upon the expiration or termination of the Forbearance Period, the Holders agreement to the Forbearance shall be terminated, subject to applicable law and the terms and conditions of the Transaction Documents.

(c)    The term “Forbearance Period” as used herein shall refer to that period beginning on the Forbearance Date and terminating automatically and without notice immediately upon the Forbearance Termination Date (as hereinafter defined).

(d)    The term “Forbearance Termination Date” shall mean the earlier to occur of (i) April 5, 2026, subject to extension by the Holder in its sole discretion, and (ii) at the Holder’s election, the occurrence of any Forbearance Termination Event (as hereinafter defined).

(e)    Notwithstanding the foregoing, or anything else in this Agreement to the contrary, the Company understands, acknowledges and agrees that (i) the Holder has not waived any other Event of Default under the Transaction Documents, whether known or unknown, and (ii) nothing in this Agreement shall (A) excuse the Company from any of its obligations under the Transaction Documents, (B) except as expressly set forth in this Agreement, directly or indirectly impair, prejudice, or otherwise adversely affect the Holder’s rights at any time to exercise any right or remedy under the Transaction Documents, or (C) constitute a course of dealing, course of conduct, or other basis for altering any obligation of the Company under the Transaction Documents.

6.    Interest Accrual During Forbearance Period. During the Forbearance Period, interest as provided in the Existing Note will continue to accrue and be payable, as provided therein.

7.    Forbearance Termination Events. The occurrence of any of the following shall constitute a “Forbearance Termination Event” under this Agreement, upon at least five (5) Business Day’ prior written notice thereof by the Holder, where such occurrence is not cured within such five (5) Business Day Period:

(a)    The Company shall fail to timely perform and observe any of the covenants, agreements, and obligations contained in this Agreement;

(b)    Any of the representations and warranties of the Company as contained in this Agreement shall prove to have been untrue in any material respect either when made or when reaffirmed herein;

(c)    Any Bankruptcy Event with respect to the Company;

(d)    The occurrence of any Event of Default under any of the Transaction Documents, except as relates to the Forbearance hereunder.

8.    Remedies. Upon the occurrence of a Forbearance Termination Event, the Forbearance Period shall expire automatically, immediately, and without notice, and Lender shall immediately have the right to exercise all rights and remedies available to it under this Agreement and or the Transaction Documents at law or in equity.

9.    Non-Impairment. Except as expressly provided herein, nothing in this Agreement shall alter or affect any provision, condition or covenant contained in the Transaction Documents or affect or impair any rights, powers, or remedies thereunder, it being the intent of the parties hereto that the provisions of the Transaction Documents shall continue in full force and effect subject to the express terms and provisions of this Agreement.

10.    Notices. All notices, demands or other communications required or permitted to be given pursuant to the provisions of this Agreement shall be delivered in accordance with Section 16.4 of the Second Exchange Agreement.

11.    Affirmation of Transaction Documents. Subject to the terms and conditions of this Agreement, each of the Transaction Documents is hereby confirmed and ratified, and each of the Transaction Documents is and shall remain in full force and effect.

12.    Applicable Law. The terms and provisions of Section 16.2 of the Second Exchange Agreement are hereby incorporated by reference into this Agreement to the same extent and with the same force as if fully set forth herein.

13.    Severability. If any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed therefrom, and the remaining parts shall remain in full force as though the invalid, illegal or unenforceable portion had never been a part thereof.

14.    Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective permitted successors, assigns, heirs, devisees,

executors, administrators, affiliates, representatives, assigns, officers, agents, and employees, wherever the context requires or admits.

15.    Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered to Lender will be deemed to be an original and all of which, taken together, will be deemed to be one and the same instrument. Any signature delivered by a party by facsimile, email or other electronic transmission shall be deemed to be an original signature to this letter agreement.  The words “execution,” “signed,” “signature,” and words of like import in this letter agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign).

16.    Entire Agreement; No Oral Agreements. This Agreement and the Transaction Documents contain the entire agreement and understanding between the parties concerning the subject matter hereof, and supersede and replace all prior negotiations, proposed agreements, and agreements written or oral concerning the subject matter hereof. Each of the parties further acknowledges that it is not executing this Agreement in reliance on any promise, representation, or warranty not contained in this Agreement. Except for the matters specifically set forth herein, this Agreement does not alter, amend, modify or release any right of the Holder, or any obligations of the Company in connection with the Transaction Documents. By execution of this Agreement, the Holder is not waiving any principal, interest, costs, or attorneys’ fees or any other amounts payable under the Transaction Documents, except as expressly set forth herein. This Agreement may not be modified orally but only by a written agreement executed by each of the parties and designated as an amendment or modification of this Agreement.

17.    Advice of Counsel. The Company acknowledges that it has reviewed this Agreement in its entirety, having consulted such legal, tax, or other advisors as it deems appropriate and understands and agrees to each of the provisions of this Agreement and further acknowledges that it has entered into this Agreement voluntarily and with full understanding of the legal and financial consequences of this Agreement.

18.    Rules of Construction. The parties hereto agree that any rule of construction to the effect that ambiguities are resolved against the drafting party shall not apply to the interpretation of this Agreement.

19.    Paragraph Headings. The headings and titles of the several paragraphs of this Agreement are inserted solely for convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision of this Agreement.

20.    WAIVER OF TRIAL BY JURY. THE COMPANY AND THE HOLDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT.

21.    Authority. Each individual executing this Agreement on behalf of a partnership, corporation, limited liability company or other entity represents and warrants that he or she is duly authorized to execute and deliver this Agreement on behalf of such entity, and that this Agreement is binding on such entity.

22.    Public Disclosure. The Company shall, on or before 9:30 a.m., New York time, on May 20, 2024, issue a press release (the “Press Release”) reasonably acceptable to the Holder disclosing all the material terms of the transactions contemplated by this Agreement. On or before 9:30 a.m., New York time, on May 20, 2024, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this Agreement in the form required by the 1934 Act and attaching this Agreement (the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Agreement. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate.”

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the day and year first above written.

HOLDER:

By:

    Name:

    Title:

Address:

COMPANY:

RYVYL INC. (F/K/A GREENBOX POS)

By:

Name:

       Title:

Address: 3131 Camino Del Rio N. Suite 1400

San Diego, CA 92108